Amendment

This amends that certain "Investment Term Sheet", entered into as of October 22, 2015 by and between One Media Partners Inc. ("OM") and Yinuo Technologies, LTD ("Yinuo"), as of December 29, 2015 and adds the following terms thereto:

Until such time as OM's cash capital raise is received and the cash investment in Yinuo is made, the parties agree to the execution, delivery, receipt, and acceptance of the Promissory Note in form and substance attached hereto as Exhibit A, in lieu thereof.

One Media Partners Inc.	Yinuo Technologies, LTD
Robert J. Wagner, CEO	Sammy Sun, CEO

Exhibit A

Promissory Note

$500,000 December 29, 2015

For value received, One Media Partners Inc. ("Maker") promises to pay to the order of Yinuo Technologies, LTD ("Holder") the sum of Five-Hundred Thousand Dollars ($500,000), with no interest.

The date upon which this Note becomes due and payable is exactly thirty (30) days from the date of written Demand by the Holder. The principal due of $500,000 can be paid in full at any time during the duration of this Note.

If any payment obligation under this Note is not paid when due, the Maker promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note and any other obligations of the Maker to the Holder, shall become due immediately, without demand or notice:

1. the death of Maker or Holder;
2. the filing of bankruptcy proceedings involving Maker as a Debtor;
3. the application for appointment of a receiver for Maker;
4. the insolvency of the Maker; or
5. the making of a general assignment for the benefit of Maker's creditors.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Maker waives presentment for payment, protest and notice of nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Holder under this Note, or assignment by Holder of this Note shall affect the liability of the Maker. All rights of the Holder under this Note are cumulative and may be exercised concurrently or consecutively at the Holder's option.

This Note shall be construed in accordance with the laws of the State of Illinois.

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of the date first set forth above.

For Maker:

[signature]

One Media Partners Inc. (Robert J. Wagner)

For Holder:

[signature]

Yinuo Technologies, LTD (Sammy Sun)

onemedia

INVESTMENT TERM SHEET

Yinuo Technologies, LTD ("Yinuo") seeks to raise capital in the amount of $500,000.00 U.S. (the "Investment") and One Media Partners Inc ("OM") seeks to make a full, $500,000.00 U.S. investment in Yinuo under the following terms and conditions:

Investment Schedule

The Investment will originate from the capital raise that OM is currently raising for its own operations. OM's capital raise is to be delivered to OM in six disbursements. OM will, in turn, deliver to Yinuo the Investment in three disbursements as OM receives their own disbursements and in the following schedule:

Disbursement 1: $100,000.00 U.S. on or about 10/26/15;

Disbursement 2: $150,000.00 U.S. on or about 11/02/15;

Disbursement 3: $250,000.00 U.S. on or about 11/27/15, for a total of $500,000.00 U.S.

Both Yinuo and OM acknowledge that:

That the timing of OM's raise and disbursements is controlled by OM's investment partner, not OM, and is therefore subject to OM's investment partner's time schedule;

That OM must receive their capital raise disbursements from their investment partner before OM can then complete the three-disbursement Investment in Yinuo;

That the time schedule reflected in this document is representative of the best of OM's knowledge at this time; and,

That the stated Investment delivery dates in this Agreement may vary due to no fault of OM.

Investment Terms

For the Investment in Yinuo by OM, OM seeks and Yinuo consents to grant the following:

Ownership in the amount of 50% in all intellectual property ("IP") developed by Yinuo for all territories outside of China and China-owned territories. The products are 3G sensor watch Sensation, the server and Y01. IP will include, but not be limited to, software creation and design; hardware creation and design in the following devices: the Sensation; the Evolution; the YO1 or Tricorder (a palm device that is medical standard compliant to measure ECG/EKG, SPO2, Temperature, Blood Pressure and in the future, Ultra Sound Diagnosis); marketing and names having to do with software and devices created using Yinuo-developed IP.

onemedia

Current Contract Extension

The term of the Agreement dated March 31, 2014 ("Agreement") shall be extended for an additional three (3) year period, and shall automatically renew thereafter annually unless terminated by the parties in writing.

Both parties agree to the extension of current marketing agreement with the same annual sales commitment, that is, committed sales of 12,500 units of Sensation 3.0 and Evolution 1.0 respectively in a 12 month period. [Pursuant to products being of saleable quality and quantity.]

Miscellaneous

By accepting this Agreement, Yinuo attests that the company and its owners have the full authority to grant the above rights to OM.

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of the date first set forth below.

For and on behalf of One Media Partners Inc.

/s/ Robert J Wagner

____

Title: President & CEO

Name: Robert J. Wagner

Date: October 22, 2015

For and on behalf of Yinuo Technologies, LTD

[signature]

Title: CEO

Name: SAMMY SUN

Date: OCTOBER 22, 2015